As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333-191554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kofax Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kofax Limited

15211 Laguna Canyon Road

Irvine, CA 92618-3146

(949) 783-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Reynolds C. Bish

Kofax Limited

15211 Laguna Canyon Road

Irvine, CA 92618-3146

(949) 783-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500	Thomas S. Levato, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common shares, $0.001 par value per share	$5,750,000	$741.00

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Including common shares that may be purchased by the underwriter to cover over-allotments, if any.
(3)	Previously paid in connection with the filing of the Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form F-1 is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, such prospectus and Items 6, 7 and 9 of Part II have not been included herein.

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1	Underwriting agreement*

2.1	Scheme of Arrangement of Kofax plc++

3.1	Memorandum of Association of Kofax Limited*

3.2	Bye-Laws of Kofax Limited

4.1	Specimen certificate evidencing common shares*

5.1	Form of Legal Opinion of Conyers Dill & Pearman Limited, Hamilton, Bermuda*

8.1	Form of Legal Opinion of Dechert LLP as to U.S. tax matters

8.2	Form of Legal Opinion of Dechert LLP as to U.K. tax matters

10.1+	Kofax plc 2000 Share Option Plan++

10.2+	Form of Option Award Letter under the Kofax plc 2000 Share Option Plan++

10.3+	Kofax plc 2007 Long-Term Incentive Plan++

10.4+	Form of Award Letter under the Kofax plc 2007 Long-Term Incentive Plan++

10.5+	Kofax plc 2012 Equity Incentive Plan++

10.6+	Form of Award Letter under the Kofax plc 2012 Equity Incentive Plan++

10.7+	Letter agreement, dated as of November 3, 2007, by and between DICOM Group plc and Reynolds C. Bish++

10.8+	Letter agreement, dated as of April 28, 2010, by and between Kofax plc and Jamie Arnold++

10.9+	Letter agreement, dated as of June 29, 2012, by and between Kofax plc and Howard Dratler++

10.10+	Letter agreement, dated as of February 15, 2002, by and between Kofax Image Products and Anthony Macciola, as amended++

10.11+	Letter agreement, dated as of August 19, 2008, by and between Kofax plc and Jim Nicol++

10.12+	Letter agreement, dated as of December 19, 2007, by and between DICOM Group plc and Bradford Weller++

10.13+	Appointment letter, dated as of March 14, 2007, by and between DICOM Group plc and Greg Lock++

10.14+	Appointment letter, dated as of September 19, 2007, by and between DICOM Group plc and William T. Comfort III++

10.15+	Appointment letter, dated as of December 15, 2004, by and between DICOM Group plc and Chris Conway++

10.16+	Appointment letter, dated as of February 23, 2011, by and between Kofax plc and Wade W. Loo++

10.17+	Renewal of Appointment letter, dated as of November 13, 2007, by and between DICOM Group plc and Bruce Powell Esq.++

Exhibit Number	Description

10.18+	Appointment letter, dated as of February 17, 2009, by and between Kofax plc and Joe A. Rose++

10.19+	Appointment letter, dated as of December 15, 2004, by and between DICOM Group plc and Mark Wells++

10.20+	Form of Director Indemnification Agreement++

10.21	Credit Agreement, dated as of August 11, 2011, by and among Kofax, Inc., Kofax plc and Kofax Holdings AG, as borrowers, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto++

10.22+	Kofax Limited Cash Incentive Plan

10.23+	Kofax Limited 2012 Equity Incentive Plan

10.24+	Letter Agreement, dated as of September 17, 2013, by and between Kofax plc and Grant Johnson

10.25	First Amendment to Credit Agreement, dated as of October 14, 2013, by and among Kofax, Inc., Kofax Holding AG, Kofax plc, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent

21.1	List of Subsidiaries++

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Conyers Dill & Pearman Limited, Hamilton, Bermuda (included in Exhibit 5.1)*

23.3	Consent of Association for Image and Information Management++

23.4	Consent of Dechert LLP (included in Exhibit 8.1)

23.5	Consent of Dechert LLP (included in Exhibit 8.2)

24.1	Powers of Attorney (included on signature page)++

99.1	Transcript of earnings call held November 5, 2013

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.
++	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in California on the 5th day of November, 2013.

Kofax Limited

By:	/s/ Reynolds C. Bish
Name:	Reynolds C. Bish
Title:	Chief Executive Officer

Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature		Date

	/s/ Reynolds C. Bish Reynolds C. Bish	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2013

	/s/ James Arnold, Jr. James Arnold, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2013

	* William T. Comfort III	Director	November 5, 2013

	* Chris Conway	Director	November 5, 2013

	* Greg Lock	Director	November 5, 2013

	* Wade W. Loo	Director	November 5, 2013

	* Bruce Powell	Director	November 5, 2013

	* Joe Rose	Director	November 5, 2013

	* Mark Wells	Director	November 5, 2013

*By:	/s/ James Arnold, Jr.
James Arnold, Jr.
Attorney-in-fact

Exhibit Index

Exhibit Number	Description

1.1	Underwriting agreement*

2.1	Scheme of Arrangement of Kofax plc++

3.1	Memorandum of Association of Kofax Limited*

3.2	Bye-Laws of Kofax Limited

4.1	Specimen certificate evidencing common shares*

5.1	Form of Legal Opinion of Conyers Dill & Pearman Limited, Hamilton, Bermuda*

8.1	Form of Legal Opinion of Dechert LLP as to U.S. tax matters

8.2	Form of Legal Opinion of Dechert LLP as to U.K. tax matters

10.1+	Kofax plc 2000 Share Option Plan++

10.2+	Form of Option Award Letter under the Kofax plc 2000 Share Option Plan++

10.3+	Kofax plc 2007 Long-Term Incentive Plan++

10.4+	Form of Award Letter under the Kofax plc 2007 Long-Term Incentive Plan++

10.5+	Kofax plc 2012 Equity Incentive Plan++

10.6+	Form of Award Letter under the Kofax plc 2012 Equity Incentive Plan++

10.7+	Letter agreement, dated as of November 3, 2007, by and between DICOM Group plc and Reynolds C. Bish++

10.8+	Letter agreement, dated as of April 28, 2010, by and between Kofax plc and Jamie Arnold++

10.9+	Letter agreement, dated as of June 29, 2012, by and between Kofax plc and Howard Dratler++

10.10+	Letter agreement, dated as of February 15, 2002, by and between Kofax Image Products and Anthony Macciola, as amended++

10.11+	Letter agreement, dated as of August 19, 2008, by and between Kofax plc and Jim Nicol++

10.12+	Letter agreement, dated as of December 19, 2007, by and between DICOM Group plc and Bradford Weller++

10.13+	Appointment letter, dated as of March 14, 2007, by and between DICOM Group plc and Greg Lock++

10.14+	Appointment letter, dated as of September 19, 2007, by and between DICOM Group plc and William T. Comfort III++

10.15+	Appointment letter, dated as of December 15, 2004, by and between DICOM Group plc and Chris Conway++

10.16+	Appointment letter, dated as of February 23, 2011, by and between Kofax plc and Wade W. Loo++

10.17+	Renewal of Appointment letter, dated as of November 13, 2007, by and between DICOM Group plc and Bruce Powell Esq.++

10.18+	Appointment letter, dated as of February 17, 2009, by and between Kofax plc and Joe A. Rose++

10.19+	Appointment letter, dated as of December 15, 2004, by and between DICOM Group plc and Mark Wells++

10.20+	Form of Director Indemnification Agreement++

Exhibit Number	Description

10.21	Credit Agreement, dated as of August 11, 2011, by and among Kofax, Inc., Kofax plc and Kofax Holdings AG, as borrowers, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto++

10.22+	Kofax Limited Cash Incentive Plan

10.23+	Kofax Limited 2012 Equity Incentive Plan

10.24+	Letter Agreement, dated as of September 17, 2013, by and between Kofax plc and Grant Johnson

10.25	First Amendment to Credit Agreement, dated as of October 14, 2013, by and among Kofax, Inc., Kofax Holding AG, Kofax plc, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent

21.1	List of Subsidiaries++

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Conyers Dill & Pearman Limited, Hamilton, Bermuda (included in Exhibit 5.1)*

23.3	Consent of Association for Image and Information Management++

23.4	Consent of Dechert LLP (included in Exhibit 8.1)

23.5	Consent of Dechert LLP (included in Exhibit 8.2)

24.1	Powers of Attorney (included on signature page)++

99.1	Transcript of earnings call held November 5, 2013

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.
++	Previously filed